 Exhibit 10.29

Cardinal Health 110, LLC,

Cardinal Health 411, Inc.

and

Fred’s Stores of Tennessee, Inc.

Prime Vendor Agreement

(Execution Copy)

August 1, 2014

 PRIME VENDOR AGREEMENT

This Prime Vendor Agreement (the “Agreement”) is made by and between Cardinal Health 110, LLC and Cardinal Health 411, Inc. (“Cardinal Health”) and Fred’s Stores of Tennessee, Inc. (“Buyer”) who hereby agree as follows:

1.           Designation as Primary Wholesaler.Buyer will designate Cardinal Health as its primary wholesale supplier of pharmaceutical products (“Rx Products”) to all the pharmacy locations owned, managed or operated by Buyer during the term of this Agreement (collectively, the “Pharmacies” and individually, a “Pharmacy”). A current list of the Pharmacies is attached hereto as Exhibit A. Additional pharmacies may be added to Exhibit A from time to time subject to the prior approval of Cardinal Health, which approval will not unreasonably be withheld.

2.           Purchase Requirement and Usage.

2.1.          Purchase Requirement. Throughout the term of this Agreement, Buyer will purchase from Cardinal Health under this Agreement at least [***] of the branded Rx Products required for each Pharmacy if they are carried by Cardinal Health. During the first Contract Year (as defined below) this Agreement is in effect, the Buyer will purchase from Cardinal Health under this Agreement at least [***] of the generic Rx Products required for each Pharmacy through the Cardinal Health Generic Source generic Rx Product program (the “Generic Source Program”) if they are carried by Cardinal Health. During each Contract Year, or portion thereof, this Agreement remains in effect thereafter, the Buyer will purchase from Cardinal Health under this Agreement at least [***] of the generic Rx Products required for each Pharmacy through the Generic Source Program if they are carried by Cardinal Health. In addition, Buyer may, at its option, purchase certain other inventory carried by Cardinal Health (the “Non-Rx Products”) (Rx Products and Non-Rx Products are collectively referred to as the “Merchandise”). Notwithstanding any other provision in this Agreement, Cardinal Health reserves the absolute right to determine what Merchandise it will carry. The minimum Rx Product purchase requirements set forth in this Section are sometimes referred to herein as the “Primary Requirements.” As used in this Agreement, the phrase “Contract Year” shall mean each consecutive twelve month period commencing on October 1 of a given calendar year and ending on September 30 of the immediately following calendar year that the Agreement remains in effect.

2.2.          Usage. In order to facilitate Cardinal Health’s inventory management requirements, for any currently owned and operated Pharmacies, Buyer will provide six (6) months’ usage figures (including NDC numbers) for all items for each Pharmacy in compatible electronic format at least forty five (45) days prior to participation under this Agreement by that Pharmacy. For any Pharmacy acquired by the Buyer after the Effective Date of this Agreement, Buyer agrees to provide six (6) months’ usage figures (including NDC Numbers) for all items, unless such data doesn’t exist, with as much notice as reasonably possible, however, in no event will failure to provide such data excuse Cardinal Health from timely supplying Rx Products to a Pharmacy. In addition, Buyer will provide usage information related to new and/or replacement items on an ongoing basis, as necessary.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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3.           Purchase Price.

3.1.          In General. Except as otherwise set forth in this Agreement, Buyer will pay a purchase price for all branded Rx Products purchased under this Agreement in an amount equal to Cardinal Health’s Cost for such Merchandise, plus/minus the percentage specified in the pricing matrix attached hereto as Exhibit B (the “Pricing Matrix”), plus all applicable taxes or other assessments on such purchases(“Cost Plus Pricing”). For purposes of this Agreement, (a) the term “Cardinal Health’s Cost” will mean the manufacturer’s published wholesale acquisition cost for the Merchandise at the time the Buyer’s order is submitted to Cardinal Health; and (b) the term “Net Purchases” will mean all purchases made and paid for by Buyer and/or the Pharmacies under the terms of this Agreement, net of all returns, credits, service charges, or other similar items, on an annual, quarterly, or monthly basis, as applicable. The purchase price of Merchandise that is subject to a Manufacturer Contract (as defined below) will equal Buyer’s contract price for the applicable Merchandise as set forth in the Manufacturer Contract.

3.2.          Exceptions to Cost Plus Pricing. Notwithstanding the foregoing, the purchase price for certain Merchandise as defined below and referred to herein as “Specially Priced Merchandise” will not be based upon Cardinal Health’s Cost-plus pricing described above. The Specially Priced Merchandise shall include only the following:

Category	Cost Formula
Multisource Pharmaceuticals	[***]
OTC/HBA Products	[***]
Drop Shipped Products	[***]
Designated Specialty Products (as defined in the Pricing Matrix)	[***]
Indirect Manufacturer Contracted Products	[***]
Cardinal Health Private Label Products	[***]
Home Healthcare /durable medical equipment Products	[***]
Medical / Surgical Supplies	[***]
Diabetic Supply Products	[***]
Pharmacy Supply Products	[***]
All Other Non-Pharmaceutical Product Categories	[***]
Merchandise Acquired from Vendors Not Offering Customary Cash Discount or Other Standard Terms	[***]

Except as otherwise set forth in this Agreement, Buyer may, but will have no obligation to, purchase any specified volume or percentage of its requirements of these items.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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4.           Payment Terms.

4.1.          Standard Payment Terms. Buyer’s initial payment terms shall be [***] payment terms ([***]) as follows: the Buyer will cause Cardinal Health to receive payment in full of the amount due for all Merchandise delivered and services provided and properly invoiced in the normal course of business during a given week (i.e., Monday through Friday) by [***].

4.2.          Payment Terms for Purchases Made from [***]. Regardless of the Buyer’s then current standard payment terms under this Agreement, and except as set forth in Section 4.6 below, the Buyer’s payment terms for purchases made under this Agreement from [***] through [***] of each Contract Year this Agreement is in effect shall be as follows: the Buyer will cause Cardinal Health to receive payment in full of the amount due for all Merchandise delivered and services rendered and properly invoiced in the normal course of business from [***]through [***]of a given calendar year by [***]of the same calendar year.

4.3.          In General. All payments due from Buyer to Cardinal Health for Merchandise delivered and services rendered by Cardinal Health under this Agreement will be made to the applicable servicing division specified in Cardinal Health’s invoice (or as otherwise specified by Cardinal Health) by electronic funds transfer or other method acceptable to Cardinal Health so as to provide Cardinal Health with good funds by the due date. Deductions for Merchandise returns or shipping discrepancies (quantity and price) may not be taken until a valid credit memo is issued by Cardinal Health. Until Merchandise is paid for in full, Cardinal Health retains, and the Buyer hereby grants Cardinal Health, a security interest in the Merchandise. Buyer may from time to time (but not more often than once per calendar quarter) request that its payment terms be changed as to future Merchandise purchases under this Agreement, subject to Cardinal Health’s prior written consent. In such event, Buyer acknowledges and agrees that Buyer’s purchase price may be adjusted by Cardinal Health to reflect Buyer’s new payment terms and credit considerations deemed relevant to Cardinal Health.

4.4.          Late Payments. Cardinal Health may, at its election, either reduce payment terms to a shorter number of days or place the Buyer on C.O.D status under the following circumstances: (i) if Cardinal Health has not received payment in full when due of undisputed amounts for Merchandise delivered or services provided to the Buyer, or (ii) there is a material adverse change in the financial condition of the Buyer. In either instance, the situation would be immediately elevated to an executive team from both the Buyer and Cardinal Health in an effort to rectify the situation and restore the Buyer’s then current payment terms. In the event of such elevation, if the parties are unable to reach a mutually acceptable resolution and any undisputed amounts remain unpaid for more than ten (10) calendar days after the due date, Cardinal Health reserves the right to refuse orders from the Buyer.

4.5.          Set- Off. Without limiting either party’s rights under law or in equity, a party and its affiliates, parent or related entities, collectively or individually, may exercise a right of set-off against any and all amounts due the other party. For purposes of this Section, a party, its affiliates, parent or related entities shall be deemed to be a single creditor.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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4.6.          New Pharmacy Payment Terms. Cardinal Health will allow the Buyer to order up to [***]of Merchandise as Buyer’s opening store order for either: (a) a “New Pharmacy” (as defined below) within Cardinal Health’s existing service area or (b) an instance in which the Buyer acquires the prescription files of a non-affiliated pharmacy location and begins servicing those files out of an existing Buyer’s Pharmacy. The Buyer will be entitled to special payment terms for each such New Pharmacy’s opening store order as follows: (i) [***]of the purchase price of Merchandise shipped in the New Pharmacy’s opening store order will be paid by Buyer to Cardinal Health not later than [***]following the shipment of the opening store order; (ii) [***]of the purchase price of Merchandise shipped in the New Pharmacy’s opening store order will be paid by Buyer to Cardinal Health not later than [***]following the shipment of the opening store order; and (iii) [***]of the purchase price of Merchandise shipped in the New Pharmacy’s opening store order will be paid by Buyer to Cardinal Health not later than [***]following the shipment of the opening store order. No interest will be charged by Cardinal Health on the amount of the New Pharmacy’s opening store order so long as payments are made at the times described above. No more than[***]opening store orders may be financed in the manner set forth in this Section during a given calendar quarter. Any pharmacy receiving an opening order in the manner described in this Section will be considered a “Pharmacy” under the Agreement. The Buyer’s eligibility to receive the special payment terms for opening store orders is contingent upon and subject to: (A) the Buyer’s ongoing compliance with the terms of the Agreement and all other agreements with Cardinal Health; and (B) Cardinal Health’s approval of the Buyer’s advance request (not less than two weeks to the extent reasonably possible) for such special payment terms, which approval will be based upon Cardinal Health’s analysis of the Buyer’s ongoing credit-worthiness and will be supported by such financial and other information as Cardinal Health may reasonably request from the Buyer in considering such approval. The term “New Pharmacy” means any new retail location owned, acquired, managed or operated by the Buyer (which will not include existing pharmacies that are owned by the Buyer but were closed due to remodeling or relocation).

5.          Term. The initial term of this Agreement shall commence on October 1, 2014, (the “Effective Date”) and shall continue in effect thereafter through the longer of: (i) March 31, 2018, or (ii) that certain date upon which the Buyer’s aggregate Net Purchases of generic Rx Products through the Generic Source Program equals [***].

6.          Termination.

6.1.          Breach. Either party may affect an early termination of this Agreement upon the occurrence of a material breach by the other party. The non-breaching party must give written notice to the breaching party of the nature and occurrence of such breach. If the breach is not cured by the expiration of forty five (45) days from the date of such notice, or if the breaching party has not made reasonable efforts to effect the cure if the breach cannot reasonably be cured within such forty five (45) day period, then the non-breaching party may provide written notice to the breaching party that this Agreement will be terminated in thirty (30) days following the expiration of such forty five (45) day period.

6.2.          Termination by Buyer. Notwithstanding any other provision in this Agreement, the Buyer may terminate this Agreement without cause following that certain date upon which the Buyer’s aggregate Net Purchases of generic Rx Products through the Generic Source Program equals at least [***]; provided, however, that the effective date of any such termination under this Section shall not occur before [***]. In such an instance, the Buyer shall provide Cardinal Health with written notice of its intent to terminate at least thirty (30) days prior to the effective date of such termination. Furthermore, once the parties believe in good faith that the Buyer’s aggregate Net Purchases of generic Rx Products through the Generic Source Program will equal[***]prior to the potential effective date of any termination under this Section, the Buyer and Cardinal Health shall enter into a [***]exclusive negotiation period in good faith in an effort to negotiate a new prime vendor agreement(the “Negotiation Period”). During the Negotiation Period, the Buyer shall not directly or indirectly solicit, initiate, encourage or entertain any proposals from, discuss or negotiate with, provide any nonpublic information to, or consider the merits of any inquiries or proposals from any third party seeking to become Buyer’s primary vendor of pharmaceutical products.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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7.          Financial Statements. In the event that Fred’s, Inc. fails to remain a publicly traded company, the Buyer hereby acknowledges and agrees that Buyer will provide Cardinal Health with annual audited financial statements and unaudited but reviewed quarterly income statements and balance sheets.

8.           Service Charge. Either party will pay a service charge calculated at the rate of [***]per month (or the maximum rate allowed by law, if such rate is less than [***]per month) on any amount not paid by such party when due under the terms of this Agreement from the first day of delinquency until such amount is paid in full, along with reasonable attorney fees associated with any such delinquency. Notwithstanding the foregoing, if a party’s failure to make a payment when due is caused by an event beyond such party’s reasonable control (up to a maximum of four times in a given Contract Year), the service charge set forth in this Section shall be paid from the second business day of delinquency until such amount is paid in full, along with reasonable attorney fees associated with any such delinquency.

9.           Guaranty.

9.1.          Buyer Guaranty on Purchases by Subsidiaries and Affiliates. As an inducement for Cardinal Health to supply Merchandise and provide services to the subsidiaries and affiliates of Buyer, whether existing now or in the future (collectively, “Borrowers”), Buyer guarantees to Cardinal Health the punctual and full payment (and not merely the ultimate collectability) of all sums now or hereafter due from Borrowers to Cardinal Health and the reasonable cost and expense incurred by Cardinal Health in attempting to enforce any indebtedness, liability, or obligation under this Agreement, including, without limitation, reasonable attorney’s fees. Further, Buyer agrees to indemnify and save harmless Cardinal Health against and from any and all losses, damages, liabilities, and claims now or at any time hereafter arising directly or indirectly out of any failure by Borrowers to promptly and fully perform all of the obligations hereunder.

9.2.          Parent Guaranty. As an inducement for Cardinal Health to supply Merchandise to the Buyer under this Agreement, Fred’s Inc. hereby guarantees to Cardinal Health the punctual and full payment (and not merely the ultimate collectability) of all sums now or hereafter due from the Buyer to Cardinal Health under this Agreement and the reasonable cost and expense incurred by Cardinal Health in enforcing any indebtedness, liability, or obligation under this Agreement (including any damages due Cardinal Health as a result of a breach of this Agreement).

10.         Ordering.

10.1.          In General.         Unless otherwise agreed upon by the parties, to qualify for the pricing set forth in the Pricing Matrix, Buyer must electronically transmit all orders (excluding Schedule II and emergency orders) to Cardinal Health via cardinal.com, Order Express, or such other electronic order entry system as Cardinal Health may approve from time to time. Cardinal Health will provide Buyer with access to such electronic ordering system at no additional charge; provided, however, Buyer must supply all hardware required to access such electronic ordering system, all required Internet access and any required interfaces or other network enhancements, at Buyer’s expense. Buyer may not use such electronic ordering system for any purpose unrelated to this Agreement. If electronic order entry is temporarily interrupted for reasons beyond the control of Buyer or Cardinal Health, Buyer may place orders manually and both parties will use reasonable efforts to fix the problem. Orders placed manually due to interruption of the electronic order entry system shall be eligible for pricing according to the Pricing Matrix.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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10.2.          Orders for Schedule II Controlled Substances. If available, Buyer may submit orders for Schedule II controlled substances via Cardinal Health’s “Controlled Substance Ordering System” (“CSOS”). If Buyer utilizes CSOS, Schedule II orders will be delivered with Buyer’s next scheduled delivery following Cardinal Health’s receipt of the CSOS order. In the event that Buyer does not utilize CSOS for a given Pharmacy location, all orders for Schedule II controlled substances for such Pharmacy shall be submitted to Cardinal Health on DEA Form 222. In such an instance, DEA Form 222 may be mailed to the applicable Cardinal Health distribution center or given to the delivery driver, and Schedule II orders will be delivered with Buyer’s next scheduled delivery following Cardinal Health’s receipt of the signed original DEA Form 222. Buyer acknowledges that if Buyer gives the DEA Form 222s to the delivery driver, such forms will not be received by Cardinal Health until such time that the delivery driver physically delivers the DEA Form 222 to the applicable Cardinal Health distribution center. Notwithstanding any other terms of this Agreement, no Schedule II orders will be delivered other than in compliance with DEA regulations.

11.         Delivery.

11.1.          In General. All Merchandise shall be shipped FOB destination in accordance with the general delivery schedules as are established from time to time by the applicable Cardinal Health servicing division (exclusive of holidays, etc.). Excluding Pharmacies located outside of the contiguous United States or other Pharmacies mutually agreed upon by the parties from time to time, each Pharmacy shall be eligible to receive one (1) delivery per day, five (5) days per week (Monday through Friday) at no additional charge; provided, however, all deliveries will be subject to the Fuel Surcharge set forth below. Buyer shall incur a separate per delivery charge for additional scheduled deliveries and non-standard or custom deliveries.

11.2.          Fuel Surcharge. Notwithstanding any other provision in this Agreement, Buyer shall pay a fuel surcharge, on a per stop basis, for each delivery made to Buyer or any Pharmacy by Cardinal Health under this Agreement (the “Fuel Surcharge”). The amount of a given Fuel Surcharge shall be calculated in accordance with the following table:

Regular Unleaded Fuel Price is:		Additional
at Least	But Less Than	Surcharge Amount
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

The fuel prices set forth in the table above represent the national average retail cost per gallon for regular grade gasoline in the U.S. as published by the U.S. Department of Energy (the “Average Price Per Gallon”). The current index may be obtained on the Energy Information Administration’s website at the following address:

http://www.eia.doe.gov/oil_gas/petroleum/data_publications/wrgp/mogas_home_page.html

In the event that the Average Price Per Gallon exceeds [***], the Fuel Surcharge shall increase in [***] increments for each [***] increase in the Average Price Per Gallon.

By the last day of each calendar month, Cardinal Health shall determine the Average Price Per Gallon for that month. If, pursuant to the table set forth above, the Average Price Per Gallon results in the imposition of a Fuel Surcharge for a given month, then Cardinal Health shall invoice the Buyer’s corporate location for the aggregate amount of the Fuel Surcharge due for the month, and the Buyer shall pay such invoice in accordance with the standard payment terms applicable to the Buyer’s purchases under this Agreement as of the date of the Fuel Surcharge invoice. For the sake of clarity, the parties hereby acknowledge and agree that even if the invoice is generated from August 1 through August 21 of a given calendar year, the Buyer’s then current standard payment terms shall apply, not the Buyer’s special payment terms for Merchandise purchases made from August 1 through August 21.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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12.         Generics.

12.1.          In General. Each of the Buyer’s pharmacy locations shall purchase its Primary Requirements (as defined above) of generic Rx Products through the Generic Source Program, and the Buyer hereby acknowledges and agrees that Cardinal Health shall implement an automatic substitution program for all applicable Generic Source Program products. Notwithstanding the foregoing, the parties hereby acknowledge and agree that the following Generic Source Program Products may be excluded from the calculation of rebates and other incentives under this Agreement related to the purchases of Generic Source Program products: (i) exclusive generic Rx Products, (ii) biogeneric products, and (iii) branded generic Rx Products (the “Excluded Generic Rx Products”). The current list of Excluded Generic Products is attached hereto as Exhibit C. Additional Excluded Generic Rx Products may be added to the list upon agreement of both parties that they are (i) exclusive generic Rx Products, (ii) biogeneric products, or (iii) branded generic Rx Products.

12.2.          [***]

D.           Disclosure. Each of the [***]constitutes a “discount or other reduction in price,” as such terms are defined under the Medicare/Medicaid Anti-Kickback Statute, on the applicable generic Rx Products purchased by the Buyer under this Agreement. Cardinal Health and the Buyer agree to use commercially reasonable efforts to comply with any and all requirements imposed on sellers and buyers, respectively, under 42 U.S.C. § 1320a-7b(b)(3)(A) and the “safe harbor” regulations regarding discounts or other reductions in price set forth in 42 C.F.R. § 1001.952(h). In this regard, Buyer may have an obligation to accurately report, under any state or federal program which provides cost or charge based reimbursement for the products or services covered by this Agreement, or as otherwise requested or required by any governmental agency, the net cost actually paid by Buyer and/or each Pharmacy.

12.3.          [***]

E.           Disclosure. The [***] constitutes a “discount or other reduction in price,” as such terms are defined under the Medicare/Medicaid Anti-Kickback Statute, on the applicable generic Rx Products purchased by the Buyer under this Agreement. Cardinal Health and the Buyer agree to use commercially reasonable efforts to comply with any and all requirements imposed on sellers and buyers, respectively, under 42 U.S.C. § 1320a-7b(b)(3)(A) and the “safe harbor” regulations regarding discounts or other reductions in price set forth in 42 C.F.R. § 1001.952(h). In this regard, Buyer may have an obligation to accurately report, under any state or federal program which provides cost or charge based reimbursement for the products or services covered by this Agreement, or as otherwise requested or required by any governmental agency, the net cost actually paid by Buyer and/or each Pharmacy.

13.         Returned Goods Policy. In general, Cardinal Health will accept Merchandise for return from the Buyer in accordance with the Returned Goods Policy attached hereto as Exhibit D. Cardinal Health will work with a third party returned goods processor in accordance with the Third Party Returned Goods Policy for Unmerchantable Product attached hereto as Exhibit E.

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14.         Manufacturer Contract Administration. Cardinal Health will recognize and administer mutually agreed upon manufacturer pricing contracts between Buyer and a manufacturer (collectively, “Manufacturer Contracts”): (i) subject to their continued validity in accordance with applicable laws, (ii) provided such manufacturer is a vendor in good standing with Cardinal Health, and (iii) subject to such credit considerations concerning the applicable manufacturers as Cardinal Health may consider appropriate. However, if manufacturers’ chargebacks for contract items submitted by Cardinal Health are disallowed, uncollectable, or unreconcilable, then the applicable charge will be billed back to Buyer. Buyer will notify Cardinal Health of all applicable pricing information included in the Manufacturer Contracts, including renewals, replacements or terminations of Manufacturer Contracts, not less than forty-five (45) days prior to the effective date of such Manufacturer Contract, renewal, replacement or termination. Cardinal Health reserves the right to assess a reasonable processing fee to Buyer for any Manufacturer Contract credit and/or rebill activity. As set forth above, the purchase price of Merchandise that is subject to a Manufacturer Contract will equal Buyer’s contract price for the applicable Merchandise as set forth in the Manufacturer Contract.

15.         Custom Inventory. If Cardinal Health stocks inventory under this Agreement at Buyer’s request that Cardinal Health would not otherwise stock (“Custom Inventory”), Buyer agrees that, before substituting other inventory in place of such Custom Inventory, and upon the expiration or earlier termination of this Agreement for any reason, Buyer will purchase the remaining Custom Inventory under the terms of this Agreement until it is depleted. Cardinal Health agrees that it will inform Buyer whether any requested inventory would constitute Custom Inventory prior to stocking such inventory. Furthermore, the parties acknowledge and agree that, in such an instance, Cardinal Health shall only stock a mutually agreed upon amount of such Custom Inventory for the Buyer.

16.         [***]

17.         Own Use. All purchases under this Agreement will be for Buyer’s and/or the Pharmacies’ “own use” as that term is defined in judicial or legislative interpretation and not for resale to anyone other than the end user. Cardinal Health may terminate this Agreement immediately in the event it reasonably determines that Buyer or any Pharmacy is in breach of this paragraph.

18.         Licensure. Buyer represents, warrants and certifies to Cardinal Health that it and each of Buyer’s pharmacy locations has all required governmental licenses, permits and approvals required to purchase, use and/or store the Rx Products purchased from Cardinal Health under this Agreement. Prior to purchasing Rx Products from Cardinal Health hereunder, and at all times during the term of this Agreement, Buyer will provide Cardinal Health with copies of all such licenses and any renewals, revocations, changes or notices related thereto.

19.         Records and Audit. Cardinal Health will maintain records pertaining to this Agreement and the pharmaceutical products purchased by Buyer hereunder as required by applicable FDA requirements. Not more than once in any Contract Year, and following at least thirty (30) days’ advance written notice to Cardinal Health, the Buyer shall have the right to retain a mutually agreed upon independent third party auditor to review those relevant records applicable to its pharmaceutical purchases for the sole purpose of verifying compliance with this Agreement, including, but not limited to, the pricing terms of this Agreement. Such audit will be conducted during the Contract Year following the Contract Year (or partial Contract Year) to be audited and will be completed before the end of that same Contract Year. Each audit shall be conducted during normal business hours. Cardinal Health agrees to cooperate fully with the third party auditor’s reasonable requests for information needed to conduct the audit. The third party auditor will enter into a confidentiality agreement with Cardinal Health in which it agrees not to disclose to the Buyer, or any other party, any specific dollar results about Cardinal Health’s financial performance, but only such limited information as necessary to report on Cardinal Health’s compliance with the Agreement. Within thirty (30) days of receiving such written statement, Cardinal Health will either reconcile the identified discrepancies, or notify Buyer in writing that it is disputing such audit findings and provide Buyer with supporting documentation. The cost of the audit shall be borne by Buyer, unless there is a discrepancy identified in the audit and reconciled by Cardinal Health which exceeds the cost of the audit, in which case Cardinal Health shall pay for the cost of such audit.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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20.         Service Level. Cardinal Health will exercise commercially reasonable efforts to provide the Buyer with an adjusted monthly service level on DSD Rx Products (excluding the bullet point items below) of at least [***] The service level for a given month will be calculated by [***]. Notwithstanding any other provision in this Section, the following items of Merchandise shall be excluded from the monthly service level calculation:

•	Manufacturer back orders/manufacturer temporary outs;
•	Non-stock and/or discontinued items;
•	Same item ordered more than once within three (3) days.
•	Items where Buyer has failed to provide accurate start up usage figures in the event that the Buyer has acquired a new pharmacy location; and
•	Items where the Pharmacies’ historical demand is exceeded by 125% over the monthly average for the preceding two months.

If Cardinal Health does not meet the service level commitment set forth above for three consecutive months, Cardinal Health will pay the Buyer a service penalty in the amount of [***].

21.         Compliance with Laws. Each of Buyer and Cardinal Health shall comply with all federal and state laws, rules and regulations applicable to its obligations under this Agreement.

22.         Compliance Agreement. Buyer agrees to execute and abide by the terms set forth in the Compliance Representations and Warranties for Customers attached hereto as Exhibit F. As set forth in the Compliance Representations and Warranties for Customers, Buyer hereby acknowledges and agrees that, notwithstanding any other provision in this Agreement, or any provision in any other agreement between Cardinal Health and the Buyer, Cardinal Health may, in its sole discretion, immediately suspend, terminate, or limit the distribution of controlled substances, listed chemicals, and other products monitored by Cardinal Health to the Buyer at any time if Cardinal Health reasonably believes that the continued distribution of such products to the Buyer may pose an unreasonable risk of the diversion of such products based on the totality of the circumstances and such other considerations as may be deemed relevant by Cardinal Health. In the event such action(s) occur,or when requested by Buyer, Cardinal Health shall discuss with Buyer (and, if commercially reasonable to do so, prior to taking such action) Cardinal Health’s reasons for suspending, terminating or otherwise limiting the distribution of controlled substances, listed chemicals or other products in an attempt to determine whether such restrictions may be mitigated.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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23.         Discount and Rebates. If and to the extent any discount, credit, rebate or other purchase incentive is paid or applied by Cardinal Health with respect to the Merchandise purchased under this Agreement, such discount, credit, rebate or other purchase incentive shall constitute a “discount or other reduction in price,” as such terms are defined under the Medicare/Medicaid Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)(3)(A) and the “safe harbor” regulations regarding discounts or other reductions in price set forth in 42 C.F.R. § 1001.952(h)) on the applicable Merchandise purchased by Buyer under the terms of this Agreement. Buyer may have an obligation to accurately report, under any state or federal program which provides cost or charge based reimbursement for the products or services covered by this Agreement, or as otherwise requested or required by any governmental agency, the net cost actually paid by Buyer.

24.         Merchandise Warranty Disclaimer and Limitation of Liability. THERE ARE NO EXPRESSED OR IMPLIED WARRANTIES, INCLUDING ANY WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY SHALL BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES EXCPET TO THE EXTENT THAT SUCH DAMAGES WERE CAUSED BY SUCH PARTY’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

25.         Title. Cardinal Health warrants that it has good and marketable title to the Merchandise sold to the Buyer under this Agreement.

26.         Indemnification.

26.1.          Indemnification by Cardinal Health. Cardinal Health agrees to indemnify, defend and hold harmless the Buyer and its affiliates, officers, trustees, directors, shareholders, employees and agents from and against those third-party losses and liabilities (including, without limitation, reasonable attorneys’ fees) that are directly attributable to Cardinal Health’s negligence or wrongdoing. Cardinal Health further agrees to indemnify, defend and hold harmless the Buyer its affiliates, officers, trustees, directors, shareholders, employees and agents from and against those third-party losses and liabilities (including, without limitation, reasonable attorneys' fees) that are directly attributable to Cardinal Health’s failure to properly store, handle or distribute Merchandise in accordance with the Agreement. It is expressly understood and agreed by Buyer that Cardinal Health is not the manufacturer of any of the Merchandise and that no indemnification of any type is being provided hereunder by Cardinal Health other than as specifically stated in this Section.

26.2.          Indemnification by the Buyer. The Buyer agrees to indemnify, defend and hold harmless Cardinal Health and its affiliates, officers, trustees, directors, shareholders, employees and agents from and against those third-party losses and liabilities (including, without limitation, reasonable attorneys' fees) that are directly attributable to the Buyer’s negligence or wrongdoing.

27.         Pass Through & Assistance in Tendering Claims.Cardinal Health shall use commercially reasonable efforts to obtain from the manufacturers of the Merchandise sold to the Buyer under this Agreement indemnification by the manufacturer to Cardinal Health’s customers with respect to the Merchandise. Further, Cardinal Health shall assign and transfer to the Buyer, on a non-exclusive basis, any representations, warranties, rights and claims to defense and indemnity made by the manufacturers of the Merchandise purchased by the Buyer under this Agreement (including, but not limited to, representations, warranties and rights and claims to defense and indemnity, relating to intellectual property, product liability or negligence) to the extent that: (i) such representations, warranties and rights and claims to defense and indemnity are assignable by Cardinal Health, and (ii) such representations, warranties and rights and claims to defense and indemnity arise out of or relate to the Merchandise from such manufacturer which is subsequently sold to Buyer under this Agreement, and (iii) that Cardinal Health is not prejudiced by such assignment. Furthermore, Cardinal Health will cooperate with all reasonable requests made by the Buyer to enforce such representations, warranties and rights and claims to defense and indemnity against such manufacturers and in connection with pursuing consents from the manufacturers in providing or assigning to Buyer such representations, warranties, and rights to defense and indemnification.

10

28.         Rx Product Dating.Cardinal Health shall use commercially reasonable efforts to ensure that the Rx Products delivered by Cardinal Health to the Buyer under this Agreement have at least [***] months dating, unless the only product available from the manufacturer contains less than [***] months dating.

29.         Force Majeure. Either party’s obligations under this Agreement will be excused if and to the extent that any delay or failure to perform such obligations is due to fire or other casualty, product or material shortages, strikes or labor disputes, transportation delays, change in business conditions (other than insignificant changes), manufacturer out-of-stock or delivery disruptions, acts of God, seasonal supply disruptions, or other causes beyond the reasonable control of such Party. During the period of any such delay or failure by Cardinal Health, Buyer may purchase the Primary Requirements for the affected Pharmacies from others, but will recommence purchasing from Cardinal Health upon cessation of such delay or failure.

30.         Notices. Any notice or other communication required or desired to be given to either party under this Agreement shall be in writing and shall be deemed given when: (a) received by the recipient, after being sent via certified mail, return receipt requested, and addressed to that party at the address for such party set forth at the end of this Agreement; (b) received by the recipient after being sent via Federal Express, Airborne, or any other similar overnight delivery service for delivery to that party at that address; or (c) received by facsimile transmission, as evidenced by electronic confirmation, to that party at its facsimile number set forth at the end of this Agreement. Either party may change its address or facsimile number for notices under this Agreement by giving the other party notice of such change.

31.         Confidentiality. Neither party may disclose the terms and conditions of this Agreement to a third party without prior written consent of the other party, except as required by SEC regulation, law or as necessary to perform its obligations under this Agreement. Neither party will make any press release or other public announcement regarding this Agreement or the other party or its affiliates without the other party's express prior written consent, except as required under applicable law or by any governmental agency, in which case the party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other party as to the form, nature and extent of the press release or public announcement prior to issuing the press release or making the public announcement.

32.         Miscellaneous. This Agreement and its exhibits constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and this Agreement may not be amended except by a writing signed by each party. No party may assign its rights or obligations under this Agreement without the written consent of the others; provided, however, that Cardinal Health may delegate its rights and obligations to any entity that is controlled by or under common control with Cardinal Health, Inc. This Agreement does not create any employment, agency, franchise, joint venture, partnership or other similar legal relationship between Buyer and Cardinal Health.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

11

Fred’s Stores of Tennessee, Inc.		Cardinal Health 110, LLC
4300 New Getwell Rd.		7000 Cardinal Place
Memphis, TN 38118		Dublin, Ohio 43017
Telecopy:	901-531-8076	Telecopy: (614) 757-6000

By	/s/ Rick Chambers	By	/s/ Jon Giacomin
Title	VP	Title	Pres. US Pharmaceutical Distribution
Date	08/06/2014	Date	8/6/14

Cardinal Health 411, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
Telecopy: (614) 757-6000

By	/s/ Jon Giacomin
Title	Pres. US Pharmaceutical Distribution
Date	8/6/14

As to the Guaranty in Section 9.2 Only:

Fred’s Inc.
4300 New Getwell Rd.
Memphis, TN 38118
Telecopy:	901-531-8076

By	/s/ Rick Chambers
Title	EVP
Date	08/06/2014

12

EXHIBIT A

Pharmacies

Store #	Store Name	Address	Address Line 2	City	State	Zip Code
1010	Fred's Pharmacy	107 N Meridian Street		Aberdeen	MS	39730
1020	Fred's Pharmacy	905 Highway 278 East		Amory	MS	38821
1025	Fred's Pharmacy	1001 N. Slappey Blvd		Albany	GA	31701
1027	Fred's Pharmacy	763 Hwy 28 Bypass		Abbeville	SC	29620
1035	Fred’s Pharmacy	1311 North Hazel		Arcadia	LA	71001
1045	Fred's Pharmacy	2750 Pine Street Unit #1		Arkadelphia	AR	71923
1060	Fred's Pharmacy	222 Mabus Street		Ackerman	MS	39735
1070	Fred's Pharmacy	11888 Highway 70	P.O. Box 508	Arlington	TN	38002
1085	Fred's Pharmacy	901 Dewitt Henry Blvd		Beebe	AR	72012
1088	Fred's Pharmacy	215 Bailey Lane		Benton	IL	62812
1090	Fred's Pharmacy	5760 Highway 80 E		Pearl	MS	39208
1095	Fred's Pharmacy	170 Hwy 167		Bald Knob	AR	72010
1100	Fred's Pharmacy	6064 Stage Road		Bartlett	TN	38134
1108	Fred's Pharmacy	3606 Main Street		Bamberg	SC	29003
1110	Fred's Pharmacy	2017 East Madison		Bastrop	LA	71220
1113	Fred's Pharmacy	311 East Main Street		Andrews	SC	29510
1125	Fred's Pharmacy	2675 Highway 15	P.O. Box 1200	Bay Springs	MS	39422
1135	Fred's Pharmacy	475 Hwy 6 East		Batesville	MS	38606
1145	Fred's Pharmacy	403 W. Calhoun Street	P.O. Box 310	Bruce	MS	38915
1155	Fred's Pharmacy	502 North Second Street		Booneville	MS	38829
1158	Fred's Pharmacy	13210 North Wintzell Ave.		Bayou La Batre	AL	36509
1160	Fred's Pharmacy	520 N. Hayden Street		Belzoni	MS	39038
1165	Fred's Pharmacy	105 Tennessee Street		Bolivar	TN	38008
1198	Fred's Pharmacy	214 GA Hwy 49 S.		Byron	GA	31008
1205	Fred's Pharmacy	3395 Hwy 5 North		Benton	AR	72019
1210	Fred's Pharmacy	229 N. Union Street		Canton	MS	39046
1215	Fred's Pharmacy	207 South 2nd Street		Cabot	AR	72023
1220	Fred's Pharmacy	300 South Pearl Street		Carthage	MS	39051
1235	Fred's Pharmacy	456 Highway 24		Centreville	MS	39631
1240	Fred's Pharmacy	1797 Hwy 100 East		Centerville	TN	37033
1255	Fred's Pharmacy	200 Clinton Plaza		Clinton	MS	39056
1263	Fred's Pharmacy	5485 New Jesup Hwy		Brunswick	GA	31523
1278	Fred's Pharmacy	1211 S. Fir Ave.	P.O. Box 2542	Collins	MS	39428
1290	Fred's Pharmacy	245 East Oak Street		Conway	AR	72032
1295	Fred's Pharmacy	8155 US Hwy 165		Columbia	LA	71418
1300	Fred's Pharmacy	236 Desoto		Clarksdale	MS	38614
1305	Fred's Pharmacy	599 W. Veterans Blvd.	P.O. Box 1228	Calhoun City	MS	38916

13

1310	Fred's Pharmacy	1125 Morningside Drive		Conway	AR	72034
1320	Fred's Pharmacy	195 North 641		Camden	TN	38320
1323	Fred's Pharmacy	109 Chevy Lane Suite B		Bunkie	LA	71322
1340	Fred's Pharmacy	1110 Hwy 13 N. Ste #5		Columbia	MS	39429
1355	Fred's Pharmacy	24 Camden Bypass		Camden	AL	36726
1358	Fred's Pharmacy	101 North Webster Street		Cuthbert	GA	39840
1360	Fred's Pharmacy	450 Highway 72 West		Collierville	TN	38017
1363	Fred's Pharmacy	21665 Hwy 25		Columbiana	AL	35051
1380	Fred's Pharmacy	425 West 7th Street	Columbia Plaza S/C	Columbia	TN	38401
1385	Fred's Pharmacy	409 W. Main Street		Clarksville	AR	72830
1393	Fred's Pharmacy	15 Colbert Business Pkwy. W		Colbert	GA	30628
1400	Fred's Pharmacy	9810 Highway 57 South		Counce	TN	38326
1405	Fred's Pharmacy	5316 US Hwy 17 North	P.O. Box 1038	Darien	GA	31305
1420	Fred's Pharmacy	808 West Collin RayeDr		Dequeen	AR	71832
1430	Fred's Pharmacy	340 Virginia Avenue		Daleville	AL	36322
1440	Fred's Pharmacy	1560 Donelson Parkway		Dover	TN	37058
1460	Fred's Pharmacy	409 West 3rd Street		Donalsonville	GA	39845
1470	Fred's Pharmacy	33674 Highway 12		Durant	MS	39063
1478	Fred's Pharmacy	122 Hillcrest Parkway		Dublin	GA	31021
1488	Fred's Pharmacy	25096 Hwy 51		Crystal Springs	MS	39059
1490	Fred's Pharmacy	8487 Highway 22		Dresden	TN	38225
1495	Fred's Pharmacy	93 Bushrod Johnson Ave.		Chickamauga	GA	30707
1503	Fred's Pharmacy	1200 West Church Street		Alamo	TN	38001
1510	Fred's Pharmacy	5011 Fourth Ave.		Eastman	GA	31023
1515	Fred's Pharmacy	1021 US Hwy 45 North		Eldorado	IL	62930
1518	Fred's Pharmacy	156 Wilford Ash Pkwy		Cleveland	GA	30528
1520	Fred's Pharmacy	1960 Veterans Memorial Blvd.		Eupora	MS	39744
1525	Fred's Pharmacy	2200 West Laurel Ave		Eunice	LA	70535
1533	Fred's Pharmacy	5604 Hwy 3		Benton	LA	71006
1535	Fred's Pharmacy	802 Forrest Ave		East Brewton	AL	36426
1538	Fred's Pharmacy	705 Central Drive		East Dublin	GA	31027
1540	Fred's Pharmacy	996 Hwy 203		Elba	AL	36323
1550	Fred's Pharmacy	5897 East Main Street		Erin	TN	37061
1560	Fred's Pharmacy	450 West Front Street		Evergreen	AL	36401
1570	Fred's Pharmacy	2415 Fairview Blvd.		Fairview	TN	37062
1588	Fred's Pharmacy	441 N. Fourth Street		Baldwyn	MS	38824
1605	Fred's Pharmacy	1521 Jefferson Davis Hwy		Camden	SC	29020
1608	Fred's Pharmacy	611 US Hwy 65 South, Suite A		Dumas	AR	71639
1620	Fred's Pharmacy	2227 North Washington		Forrest City	AR	72335
1628	Fred's Pharmacy	733 Lawrence Street		Etowah	TN	37331
1630	Fred's Pharmacy	237 Woodland Drive		Forest	MS	39074
1638	Fred's Pharmacy	505 US Hwy 80 West Ste. A		Demopolis	AL	36732

14

1640	Fred's Pharmacy	1409 Adams Street, Suite 1A		Fulton	MS	38843
1660	Fred's Pharmacy	1311 North Charlyne		Brinkley	AR	72021
1663	Fred's Pharmacy	800 North Cross Street		Albany	KY	42602
1665	Fred's Pharmacy	708 Washington Street		Franklinton	LA	70438
1675	Fred's Pharmacy	4150 Florence Blvd.		Florence	AL	35634
1683	Fred's Pharmacy	821 South Main Street		Church Point	LA	70525
1700	Fred's Pharmacy	101 Mansker Drive		Flora	MS	39071
1710	Fred’s Pharmacy	228 West Hwy 30		Gonzales	LA	70737
1713	Fred’s Pharmacy	685 Hwy 106 West	P.O. Box 130	Georgiana	AL	36033
1718	Fred’s Pharmacy	57 South Broadview	P.O. Box 1102	Greenbrier	AR	72058
1723	Fred's Pharmacy	1207 South Meridian Street		Greenfield	TN	38230
1735	Fred's Pharmacy	813 W. Park Ave.		Greenwood	MS	38930
1740	Fred's Pharmacy	420 West Main St		Gallatin	TN	37066
1745	Fred's Pharmacy	2616 Hwy 82 E.		Greenville	MS	38703
1753	Fred's Pharmacy	2616 Highway 82 E.		Greenwood	MS	38930
1760	Fred's Pharmacy	9720 Hwy 79		Haynesville	LA	71038
1765	Fred's Pharmacy	535 West Main		Henderson	TN	38340
1773	Fred's Pharmacy	6027 US Hwy 67		Haskell	AR	72015
1783	Fred's Pharmacy	106 Jimmy Martin Circle		Gaston	SC	29053
1790	Fred's Pharmacy	06 East Commerce St		Hernando	MS	38632
1800	Fred's Pharmacy	226 Broadway		Hartsville	TN	37074
1805	Fred's Pharmacy	308 South 7th Street		Heber Springs	AR	72543
1810	Fred's Pharmacy	398 Hwy 149		Clarksville	TN	37040
1823	Fred's Pharmacy	5266 Old Hwy 11 Suite 160		Hattiesburg	MS	39402
1825	Fred's Pharmacy	1075 Highway 80 East		Haughton	LA	71037
1830	Fred's Pharmacy	534 Bell Creek Road		Hiawassee	GA	30546
1838	Fred's Pharmacy	80 Oak Street		Hampton	GA	30228
1840	Fred's Pharmacy	3317 Lorna Road		Hoover	AL	35216
1845	Fred's Pharmacy	615 Highway 62/65 N.		Harrison	AR	72601
1860	Fred's Pharmacy	535 High Street		Huntingdon	TN	38344
1865	Fred's Pharmacy	1301 North Illinois Avenue		Harrisburg	AR	72432
1870	Fred's Pharmacy	2549 North Central		Humboldt	TN	38343
1880	Fred's Pharmacy	#2 Forest Park Ave		Holiday Island	AR	72631
1893	Fred's Pharmacy	905 N. Pontotoc Street		Houston	MS	38851
1905	Fred's Pharmacy	1000 Broadway DrSte 50		Hattiesburg	MS	39401
1907	Fred's Pharmacy	700 N. Main Street		Hamburg	AR	71646
1910	Fred's Pharmacy	615 Hwy 25 South		Iuka	MS	38852
1913	Fred's Pharmacy	518 E. Greer Street		Honea Path	SC	29654
1920	Fred's Pharmacy	210 Highway 82 West		Indianola	MS	38751
1928	Fred's Pharmacy	14916 Hwy 16 West		DeKalb	MS	39328
1935	Fred's Pharmacy	2094 NE E Wallace Blvd		Ferriday	LA	71334
1958	Fred's Pharmacy	7657 Hwy 70		Bartlett	TN	38133

15

1963	Fred's Pharmacy	502 East Happy Valley St.		Cave City	KY	42127
1965	Fred's Pharmacy	1181 Main Street		Munfordville	KY	42765
1968	Fred's Pharmacy	1600 South Colorado Street		Greenville	MS	38703
1990	Fred's Pharmacy	225 Meadowbrook Road		Jackson	MS	39206
1995	Fred's Pharmacy	540 Raymond Road		Jackson	MS	39204
1998	Fred's Pharmacy	902 West Main Street		Homer	LA	71040
2003	Fred's Pharmacy	812 Veterans Drive		Carencro	LA	70520
2013	Fred's Pharmacy	1898 Spillway Rd.		Brandon	MS	39047
2015	Fred's Pharmacy	2308 South Caraway Rd		Jonesboro	AR	72401
2018	Fred's Pharmacy	265 Industrial RD.		Greensburg	KY	42743
2020	Fred's Pharmacy	4212 East Johnson Street		Jonesboro	AR	72401
2028	Fred's Pharmacy	1693 Hwy 90		Gautier	MS	39553
2040	Fred's Pharmacy	428 S James Street		Jacksonville	AR	72076
2055	Fred's Pharmacy	650 West Cherry Street		Jesup	GA	31545
2058	Fred's Pharmacy	500 US Hwy 19 South		Camilla	GA	31730
2073	Fred's Pharmacy	400 W. McKinley Ave.		Haughton	LA	71037
2083	Fred's Pharmacy	200 Hospital Drive		Cherokee Village	AR	72542
2085	Fred's Pharmacy	1102 South Main Street		Hartford	KY	42347
2088	Fred's Pharmacy	1200 N. McKenzie Street		Foley	AL	36535
2090	Fred's Pharmacy	5590 Barksdale Blvd.		Bossier City	LA	71112
2098	Fred's Pharmacy	15 East Stonewall Rd.		Byhalia	MS	38611
2105	Fred's Pharmacy	480 Nelson Blvd.		Kingstree	SC	29556
2110	Fred's Pharmacy	340 Hwy 12 West		Kosciusko	MS	39090
2123	Fred's Pharmacy	715 First Avenue		Kinder	LA	70648
2128	Fred's Pharmacy	718 Athens Road		Lexington	GA	30648
2133	Fred's Pharmacy	1705 Philema Road South		Albany	GA	31701
2145	Fred's Pharmacy	15700 Arch Street		Little Rock	AR	72206
2150	Fred's Pharmacy	534 N. Military Street		Loretto	TN	38469
2155	Fred's Pharmacy	1109 Scottsville Road		LaFayette	TN	37083
2165	Fred's Pharmacy	313 Patton Ave		LaFayette	GA	30728
2175	Fred's Pharmacy	301 Yazoo Street		Lexington	MS	39095
2185	Fred's Pharmacy	890 Overton Plaza		Livingston	TN	38570
2208	Fred's Pharmacy	200 Spartanburg Hwy		Lyman	SC	29365
2210	Fred's Pharmacy	502 South Church Street		Louisville	MS	39339
2213	Fred's Pharmacy	119 Highway 1 Bypass		Louisville	GA	30434
2215	Fred's Pharmacy	308 North Squirrel Hollow Drive	P.O. Box 368	Linden	TN	37096
2220	Fred's Pharmacy	230 East Gay Street		Lebanon	TN	37087
2228	Fred's Pharmacy	11299 Hwy 63 South		Lucedale	MS	39452
2230	Fred's Pharmacy	1700 Simpson Hwy 49 Suite 1		Magee	MS	39111
2243	Fred's Pharmacy	59 Frontage Road	P.O. Box 730	Macon	MS	39341
2245	Fred's Pharmacy	5028 South First Street		Milan	TN	38358
2255	Fred's Pharmacy	829 W. Main Street	P.O. Box 643	Monteagle	TN	37356

16

2260	Fred's Pharmacy	601 N St Joseph Hwy 9		Morrilton	AR	72110
2270	Fred's Pharmacy	110 North Main Street		Malvern	AR	72104
2280	Fred's Pharmacy	438 South Alabama St		Marianna	AR	72360
2283	Fred's Pharmacy	1208 Homer Rd.		Minden	LA	71055
2285	Fred's Pharmacy	4280 Getwell Road		Memphis	TN	38118
2295	Fred's Pharmacy	2695 Hwy 77		Marion	AR	72364
2305	Fred's Pharmacy	5016 Summer Ave		Memphis	TN	38122
2325	Fred's Pharmacy	1042 Highland Circle		Mountain Home	AR	72653
2333	Fred's Pharmacy	899 Hwy 171 North		Lake Charles	LA	70611
2335	Fred's Pharmacy	522 Lincoln Road		East Monroe	LA	71203
2348	Fred's Pharmacy	213 West Randolph Street	P.O. Box 28	McLeansboro	IL	62859
2350	Fred's Pharmacy	165 Bessemer Super Hwy		Midfield	AL	35228
2355	Fred's Pharmacy	1701 North 18th Street		Monroe	LA	71203
2360	Fred's Pharmacy	87 South Main Street		Mckenzie	TN	38201
2365	Fred's Pharmacy	1509 Hwy 84 West	P.O. Box 2009	Monticello	MS	39654
2370	Fred's Pharmacy	406 Hwy 425 South		Monticello	AR	71655
2375	Fred's Pharmacy	912 North Chancery Street		McMinnville	TN	37110
2385	Fred's Pharmacy	156 8th Street		Helena	GA	31037
2395	Fred's Pharmacy	3050 Simpson Highway 13		Mendenhall	MS	39114
2405	Fred's Pharmacy	5186 Hwy 80		Morton	MS	39117
2408	Fred's Pharmacy	1318 S. Hwy 21 Bypass		Monroeville	AL	36460
2410	Fred's Pharmacy	126 West Main Street		New Albany	MS	38652
2430	Fred's Pharmacy	304 Northside Drive		Newton	MS	39345
2438	Fred's Pharmacy	47950 US Hwy 78		Lincoln	AL	35096
2440	Fred's Pharmacy	614 South Main Street		Nashville	AR	71852
2445	Fred's Pharmacy	31 Sgt. Prentiss Drive #4		Natchez	MS	39120
2460	Fred's Pharmacy	1164 Highway 133 North		North Crossett	AR	71635
2468	Fred's Pharmacy	7122 Will Robbins Hwy	P.O. Box 45	Nettleton	MS	38858
2473	Fred's Pharmacy	67 Watson Dr.		Mantachie	MS	38855
2483	Fred's Pharmacy	905 West Main Street		Marion	IL	62959
2485	Fred's Pharmacy	951 Main Street		Leakesville	MS	39451
2490	Fred's Pharmacy	601 S. Mason Street		Mount Vernon	GA	30445
2498	Fred's Pharmacy	739 Highway 165 S.		Oakdale	LA	71463
2500	Fred's Pharmacy	7105 Cockrum Street		Olive Branch	MS	38654
2508	Fred's Pharmacy	3176 Bienville Blvd.		Ocean Springs	MS	39564
2520	Fred's Pharmacy	1930 University		Oxford	MS	38655
2523	Fred's Pharmacy	2601 South Main Street		Moultrie	GA	31768
2528	Fred's Pharmacy	652 Hwy 365		Mayflower	AR	72106
2533	Fred's Pharmacy	511 West Monroe Avenue		Okolona	MS	38860
2538	Fred's Pharmacy	2932 Hwy 49 S.		Florence	MS	39073
2543	Fred's Pharmacy	118 Robert B Lee Drive		Leesburg	GA	31763
2548	Fred's Pharmacy	700 North Main Street		Mt. Pleasant	TN	38474

17

2550	Fred's Pharmacy	1310 West Morton		Oakland City	IN	47660
2553	Fred's Pharmacy	224 E. 4th Street		Ocilla	GA	31774
2555	Fred's Pharmacy	850 Volunteer Drive		Paris	TN	38242
2558	Fred's Pharmacy	7965 E. Shelby Drive		Memphis	TN	38125
2560	Fred's Pharmacy	7143 Winchester Road		Memphis	TN	38125
2563	Fred's Pharmacy	6500 Quince Road		Memphis	TN	38119
2565	Fred's Pharmacy	10710 Greenwell Springs Road		Baton Rouge	LA	70814
2568	Fred's Pharmacy	6311 Hwy 1 S.		Brusly	LA	70719
2570	Fred's Pharmacy	3857 St. Marys Rd		Columbus	GA	31906
2575	Fred's Pharmacy	1388 South Main Street		Poplarville	MS	39470
2578	Fred's Pharmacy	2511 Ingalls Ave.		Pascagoula	MS	39567
2590	Fred's Pharmacy	3499 Main Street	P.O. Box 742	Pikeville	TN	37367
2595	Fred's Pharmacy	198 North Curtis		Pea Ridge	AR	72751
2598	Fred's Pharmacy	1290 Lamar Ave.		Memphis	TN	38104
2613	Fred's Pharmacy	404 Second Street		Pelahatchie	MS	39145
2615	Fred's Pharmacy	303 East Main Street		Piggott	AR	72454
2620	Fred's Pharmacy	235 George Wallace Drive		Pearl	MS	39208
2630	Fred's Pharmacy	714 Pecan Ave. Ste # 1		Philadelphia	MS	39350
2640	Fred's Pharmacy	170 Hwy 15 North P. O. Box 824		Pontotoc	MS	38863
2643	Fred's Pharmacy	4628 Hwy 28 East		Pineville	LA	71360
2645	Fred's Pharmacy	114 West Knight Street		Portland	TN	37148
2650	Fred's Pharmacy	2809 S. Camden Rd.		Pine Bluff	AR	71603
2653	Fred's Pharmacy	5751 Shed Rd.		Bossier City	LA	71111
2658	Fred's Pharmacy	312 Main Street		Baker	LA	70714
2660	Fred's Pharmacy	1670 West College Street		Pulaski	TN	38478
2670	Fred's Pharmacy	1635 Columbia Ave. P. O. Box 1106		Prentiss	MS	39474
2678	Fred's Pharmacy	5907 Old Mooringsport Road		Shreveport	LA	71107
2695	Fred's Pharmacy	509 Hwy 589		Purvis	MS	39475
2748	Fred's Pharmacy	403 Front Street		Richton	MS	39476
2750	Fred's Pharmacy	525 4th Avenue S.E.	P.O. Box 2004	Red Bay	AL	35582
2753	Fred's Pharmacy	134 7th Street NW		Reform	AL	35481
2758	Fred's Pharmacy	16100 Hwy 72		Rogersville	AL	35652
2780	Fred's Pharmacy	20917 Hwy 61 N		Rolling Fork	MS	39159
2783	Fred's Pharmacy	1876 E. Blackstock Rd.		Roebuck	SC	29376
2788	Fred's Pharmacy	2866 Bienville Hwy		Ringgold	LA	71068
2798	Fred's Pharmacy	2019 Farmerville Hwy		Ruston	LA	71270
2805	Fred's Pharmacy	3303 W Main Place Skyline S/C Hwy 64		Russellville	AR	72801
2845	Fred's Pharmacy	290 South Washington		Ripley	TN	38063
2850	Fred's Pharmacy	706 City Avenue North		Ripley	MS	38663
2870	Fred's Pharmacy	111 Willowbrook Drive	P.O. Box 1469	Saltillo	MS	38866
2883	Fred's Pharmacy	159 West Turntable Drive		Sparta	TN	38583
2890	Fred's Pharmacy	801 South Arkansas Bldg #2		Springhill	LA	71075

18

2895	Fred's Pharmacy	4233 Rocky Branch Rd	P.O. Box 707	Sumrall	MS	39482
2900	Fred's Pharmacy	401 East Lee Street		Sardis	MS	38666
2915	Fred's Pharmacy	2706 East Race Street		Searcy	AR	72143
2925	Fred's Pharmacy	624 South Rock Street		Sheridan	AR	72150
2935	Fred's Pharmacy	102 Norfleet Drive		Senatobia	MS	38668
2945	Fred's Pharmacy	8912 Office Park Plaza Dr		Southaven	MS	38671
2953	Fred's Pharmacy	710 Church Road		Southaven	MS	38671
2955	Fred's Pharmacy	399 Mulberry Ave		Selmer	TN	38375
2958	Fred's Pharmacy	1567 N. Cherokee Road		Social Circle	GA	30025
2960	Fred's Pharmacy	605 S Jackson		Starkville	MS	39759
2970	Fred's Pharmacy	Highway 64 West	P.O. Box 7	Somerville	TN	38068
2980	Fred's Pharmacy	1309 North Lincoln Hwy 425 North		Star City	AR	71667
2990	Fred's Pharmacy	7130 U.S. Hwy 61	P.O. Box 2668	St. Francisville	LA	70775
3005	Fred's Pharmacy	4828 Shreveport Hwy		Pineville	LA	71360
3010	Fred's Pharmacy	730 Everett Street		Tiptonville	TN	38079
3045	Fred's Pharmacy	809 Varsity Drive		Tupelo	MS	38801
3048	Fred's Pharmacy	1776 McCullough Blvd.		Tupelo	MS	38801
3050	Fred's Pharmacy	2045 S. Highway 45		Trenton	TN	38382
3053	Fred's Pharmacy	402 Pine Street		Taylorsville	MS	39168
3055	Fred's Pharmacy	1401 Woodmont Drive		Tuscumbia	AL	35674
3063	Fred's Pharmacy	1317 East Main Street		Tupelo	MS	38804
3070	Fred's Pharmacy	3000 Plaza Drive		Tylertown	MS	39667
3073	Fred's Pharmacy	604 Northside Drive		Statesboro	GA	30458
3083	Fred's Pharmacy	2110 Goodman Road East		Southaven	MS	38671
3108	Fred's Pharmacy	422 W. Cunningham Ave.		Terry	MS	39170
3145	Fred's Pharmacy	12101 Hwy 57		Vancleave	MS	39565
3170	Fred's Pharmacy	181 W. Carolina Ave.	P.O. Box 1326	Varnville	SC	29944
3175	Fred's Pharmacy	9574 Hwy 18		Vernon	AL	35592
3178	Fred's Pharmacy	10 Eagle Street		Vilonia	AR	72173
3185	Fred's Pharmacy	1514 Sampson Street		Westlake	LA	70669
3210	Fred's Pharmacy	409 Duncan Street		Water Valley	MS	38965
3220	Fred's Pharmacy	4928 Highway 70		White Bluff	TN	37187
3225	Fred's Pharmacy	307 Highway 64 East		Waynesboro	TN	38485
3230	Fred's Pharmacy	2001 West Court Street		Winnfield	LA	71483
3235	Fred's Pharmacy	116 2nd Street South		Wiggins	MS	39577
3240	Fred's Pharmacy	603 Middleton Road		Winona	MS	38967
3245	Fred's Pharmacy	826 N Sebastian Street		West Helena	AR	72390
3250	Fred's Pharmacy	5305 New Hwy 31 E. P. O. Box 367		Westmoreland	TN	37186
3255	Fred's Pharmacy	2615 N. 7th St Westgate S/C		West Monroe	LA	71291
3270	Fred's Pharmacy	207 Washington Street		West Monroe	LA	71292
3275	Fred's Pharmacy	515 West Main Street Ste. A		Waverly	TN	37185
3280	Fred's Pharmacy	297 South Hwy 20		Pelzer	SC	29669

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3300	Fred's Pharmacy	1755 Decherd Blvd		Decherd	TN	37324
3310	Fred's Pharmacy	507 W. Pine Street		Warren	AR	71671
3340	Fred's Pharmacy	8515 Dollar Way Road		WhiteHall	AR	71602
3350	Fred's Pharmacy	505 Laurens Rd.		Woodruff	SC	29388
3365	Fred's Pharmacy	1130 South McCrary		Woodbury	TN	37190
3368	Fred's Pharmacy	211 U.S. Hwy 61 South		Woodville	MS	39669
3370	Fred's Pharmacy	605 North Main Street		Wrens	GA	30833
3410	Fred's Pharmacy	320 Highway 14 South	P.O. Box 530	Yellville	AR	72687
3415	Fred's Pharmacy	9215 Hwy 19		Zebulon	GA	30295
3517	Fred's Pharmacy	1015 Delaware Avenue Suite A		McComb	MS	39648
3533	Fred's Pharmacy	622 W. Market Street Suite 200		Bolivar	TN	38008
3543	Fred's Pharmacy	2012 E. Shiloh Rd.		Corinth	MS	38834
3553	Fred's Pharmacy	224 S. Three Notch Street		Andalusia	AL	36420
3563	Fred's Pharmacy	132 South Main Street		Brundidge	AL	36010
3568	Fred's Pharmacy	1128 Second Ave. NE		Fayette	AL	35555
3578	Hudson Drug Store	600 Nuckolls Rd.		Bolivar	TN	38008
3580	Burden Drug Center	418A West Central Avenue		Jamestown	TN	38556
3582	Fred's Pharmacy	1524 Hospital Avenue		Franklin	LA	70538
3584	Fred's Pharmacy	129 N. Pine Street		DeQuincy	LA	70633
3586	Family Pharmacy	200 Marion Ave.		McComb	MS	39648
3588	Fred's Pharmacy	808 NC Hwy 69		Hayesville	NC	28904
3607	Fred's Pharmacy	101 W. Main Street		Easley	SC	29640
3633	Fred's Xpress	40474 Hwy 45 S.	P.O. Box 60	Hamilton	MS	39746
3637	Fred's Xpress	814 20th Street		Haleyville	AL	35565
3643	Fred's Pharmacy	202 E. Starling St.		Greenville	MS	38701
3647	Fred's Pharmacy	1221 East Union		Greenville	MS	38703
3650	Fred's Xpress	2005 North Pine Ave. P. O. Box 605		Heidelberg	MS	39439
3653	Fred's Pharmacy	1427 South Main Street		Greenville	MS	38701
3657	Fred's Pharmacy	1467 Hwy 1 South		Greenville	MS	38701
3665	Fred's Xpress	118 Humphrey	P.O. Box 346	IttaBena	MS	38941
3700	Fred's Xpress Pharmacy	1261 Military Street S.		Hamilton	AL	35570
3709	Fred's Pharmacy	415 Mott Street		New Madrid	MO	63869
3713	Fred's Pharmacy	1301 N. Roan Street		Johnson City	TN	37601
3715	Fred's Pharmacy	115 Alabama Street		Columbus	MS	39702
3737	Fred's Pharmacy	8525 US Hwy 60 West		Lewisport	KY	42351
3763	Fred's Pharmacy	7818 Highway 613		Moss Point	MS	39563
3773	Fred's Pharmacy	21361 Whyte Hardee Boulevard	P.O. Box 613	Hardeeville	SC	29927
3783	Fred's Pharmacy	40 West Main Street	P.O. Box 910	Old Fort	NC	28762
3793	Fred's Pharmacy	7072 Hwy 64		Oakland	TN	38060
3860	Fred's Xpress	705 Plank Road Hwy 128 P. O. Box 5		St. Joseph	LA	71366
3863	Fred's Pharmacy	405 North Main Street		Opp	AL	36467
3867	Lovelace Drugs	801 Washington Avenue		Ocean Springs	MS	39564

20

3870	Fred's Xpress	201 Lake View Drive Ste C	P. O. Box 189	Somerville	TN	38068
3873	Fred's Pharmacy	205 N. Main Street		Sweetwater	TN	37874
3877	Fred's Pharmacy	541 Jackson Blvd		Tarrant	AL	35217
3885	Fred's Pharmacy	251 S. Washington		Ripley	TN	38063
3887	Fred's Xpress	2173 S. Lamar Blvd		Oxford	MS	38655
3900	C & G Pharmacy	9311 Jefferson Hwy		River Ridge	LA	70123
3903	Fred's Pharmacy	103 Hwy 48		Summerville	GA	30747
3905	Fred's Pharmacy	4097 West Main St.		Soperton	GA	30457
3910	Fred's Pharmacy	300 N. Congress Blvd.		Smithville	TN	37166
3915	Fred's Pharmacy	101 West Commercial Ave.		Monterey	TN	38574
3917	Fred's Pharmacy	640 Hwy 114 South		Scotts Hill	TN	38374
3920	Fred's Xpress	801 East Jackson Street	P.O. Box 301	Union	MS	39365
3923	Fred's Pharmacy	6216 Highway 10	P.O. Box 70	Greensburg	LA	70441
3925	Fred's Xpress	101 West Sweet Potato Ave.	P.O. Box 398	Vardaman	MS	38878
3935	Fred's Xpress	502 West St. Louis Street		West Frankfort	IL	62896
3937	Fred's Pharmacy	734 N. Greenwood Ave.		Ware Shoals	SC	29692
3947	Fred's Pharmacy	717 Avenue G		Kentwood	LA	70444
3957	Fred's Pharmacy	303 N. Hood Street		Lake Providence	LA	71254
3959	Fred's Pharmacy	420 N. Main Street		Franklin	KY	42134
3989	Big D's Discount Drugs	38 Oak Street		Jackson	GA	30233
3991	Fred's Pharmacy	1850 Redmond Circle NW Ste. 200		Rome	GA	30165
3993	Fred's Pharmacy	11997 S. Main Street		Trenton	GA	30752
6015	Getwell Drug & Dollar	700 S. Main Street		Middleton	TN	38052
6017	Getwell Drug & Dollar	6 East Second Ave.		Glenwood	GA	30428
6019	Getwell Drug & Dollar	302 N. Main Street		Leland	MS	38756
6021	Getwell Drug & Dollar	5705 Hwy 278		Sulligent	AL	35586
6025	Getwell Drug & Dollar	206 Greensboro Ave.		Eutaw	AL	35462
6027	Getwell Drug & Dollar	509 N. Main Street		Tompkinsville	KY	42167
7600	Fred's Pharmacy	1039 Martin Luther King Drive		Marks	MS	38646
7680	Fred's Pharmacy	626 22nd Avenue South		Meridian	MS	39301
7780	Fred's Pharmacy	501 Tennessee Ave North		Parsons	TN	38363
7840	Fred's Pharmacy	125 Main Street		Quitman	MS	39355
8075	Fred's Pharmacy	2431 Clay Street		Vicksburg	MS	39183

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EXHIBIT B

[***]

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

22

EXHIBIT C

[***]

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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EXHIBIT D

Cardinal Health Pharmaceutical Distribution

Returned Goods Policy

Products in “merchantable condition” (as defined below) and originally purchased from Cardinal Health may generally be returned to the customer’s servicing Cardinal Health distribution center in accordance with, and subject to, the terms and conditions of this policy.

Return Made Within:	Normal Credit Amount:

[***]	[***]

Returns made greater than 12 months from the invoice date will not be accepted. No credit will be issued, and the product will be returned to customer.

“Merchantable condition” will be determined by Cardinal Health based upon its ability to return the product to its inventory for resale in the normal course of its business, without special preparation, testing, handling, or expense and will exclude the following:

A.           Any product purchased from any supplier other than Cardinal Health.

B.           Any product which has been used or opened; is a partial dispensing unit or unit of sale; is without all original packaging, labeling, inserts, or operating manuals; or that is stickered, marked, damaged, defaced, or otherwise cannot readily be resold by Cardinal Health for any reason.

C.           Short-dated (less than seven (7) months expiration dating), outdated, or seasonal products and products purchased on a “special order” basis, including non-stock and drop-shipped products.

D.           Any product not intended for return to a wholesaler in accordance with the return policies of the applicable manufacturer.

E.           Any product listed by any state or federal regulatory agency as a high-risk pedigree item that is returned without a valid invoice number that cannot otherwise be verified by Cardinal Health.

Unmerchantable Products

Any product not eligible for return in accordance with this policy (i.e., the product is not in “merchantable condition” as set forth above) will require return directly to the manufacturer. If any such products are returned to Cardinal Health, they will be returned to customer and no credit will be issued. Stickered products will be handled as follows: Cardinal Health will remove the sticker, retain the product and credit the customer (as applicable pursuant to this policy). If the product is damaged during the removal of the sticker, no credit will be issued to customer and the product will be returned to customer.

Notwithstanding the foregoing, in any case where Cardinal Health accepts the return of such products and agrees to return such products to the applicable manufacturer on behalf of customer (provided the manufacturer allows the return of such products), any credit issued to customer will be determined by Cardinal Health.

Required Return Documentation

Prior to returning any product to Cardinal Health, customer must execute and deliver to Cardinal Health a Cardinal Health Returned Goods Authorization Ongoing Assurance verifying that all returned products have been kept under proper conditions for storage, handling, and shipping.

All requests for credit must be submitted via EOE, Cardinal.com, CardinalCHOICE®, or approved EDI interface.

A fully completed and signed Merchandise Return Authorization Form (the “MRA Form”)must accompany all products to be returned. Note: An MRA Form cannot be fully completed without a valid invoice number. The request for an MRA Form will be rejected if a valid invoice number is not provided.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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Third Party Return Processors

At the request of customer, Cardinal Health will work with third party return processors for returns of unmerchantable products. Such arrangement will be subject to mutually agreed upon terms and conditions, to include administrative fees payable to Cardinal Health.

Controlled Substances

Credit for the return of controlled substances requires a separate MRA Form and such returns must comply with all applicable laws, rules and regulations in addition to the terms and conditions of this policy.

Refrigerated, Chemotherapy and Hazardous Products

Refrigerated, chemotherapy and hazardous products must be returned in packaging that complies with applicable regulatory requirements. All such products that are not returned in packaging that complies with applicable regulatory requirements will be considered damaged and unsaleable. This product will be destroyed and no credit will be issued to customer.

Shorts and Damaged Products

Claims of order shortages (e.g., products invoiced but not received), filling errors and damage must be reported within two (2) business days from the applicable invoice date, or no credit will be issued. Returns of damaged products or products shipped in error must be received by the Cardinal Health servicing distribution center within ten (10) business days from the applicable invoice date, or no credit will be issued. Controlled substance shortage claims must be reported immediately per DEA requirements. In all instances, credit will not be issued until verification of the claim by Cardinal Health.

No deductions may be taken by customer until a valid credit memo is issued by Cardinal Health.

Shipping of Return Products

Products to be returned must be placed in a proper shipping container and signed for by the driver when picked up.

Signed MRA Forms shall be included in totes with the returned products. Only one (1) MRA Form shall be included in each tote.

-	If the MRA Form is not signed, no credit will be issued, and the products will be returned to the customer.
-	If the MRA Form is not inside the tote with the returned products, Cardinal Health will attempt to identify the customer that returned the products. The tote will then be returned to the customer with a request for a completed MRA Form(s).
-	No credit will be issued for products returned but not listed on the accompanying MRA Form. Such products will be returned to the customer.

All MRA Forms will be reviewed by Cardinal Health for compliance with this policy. The acceptability and valuation of any return is at the reasonable discretion of Cardinal Health.

Products must be returned to the customer’s servicing Cardinal Health distribution center within thirty (30) days from the date of customer’s request for an MRA Form, or no credit will be issued.

In addition to the requirements set forth in this policy, Customer shall comply with all return procedures required by the Cardinal Health servicing distribution center.

Other Restrictions

If the Buyer’s returns during a calendar quarter exceed 8.00% of the Buyer’s aggregate Net Purchases under the Agreement during the calendar quarter, Cardinal Health may reasonably increase the restocking fees under this policy until such time as the Buyer’s returns decrease to levels.

This policy is subject to change without notice by Cardinal Healthas maybe deemed reasonably necessary or appropriate to comply with applicable federal and/or state regulations, FDA guidelines, state law, and other restrictions applicable to returned products.

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EXHIBIT E

Returned Goods Policy for Unmerchantable Product

General Policy

Cardinal Health and Buyer have agreed to pursue a return process whereby Cardinal Health will assist Buyer in receiving value for certain unmerchantable Product. Product which may not be returned pursuant to Cardinal Health's Standard Returned Goods Policy may be returned to an authorized manufacturer through Inmar (the “Third Party”) pursuant to this policy. Products which are “unmerchantable” include, but are not limited to, those items which Cardinal Health determines are not in “merchantable condition” (as defined in Cardinal Health’s Returned Goods Policy), and the following:

A.           Any item which has been used or opened, is a partial dispensing unit or unit of sale, is without all original packaging, labeling, inserts or operating manuals, or that is stickered, marked, damaged, defaced or otherwise cannot readily be resold by Cardinal Health for any reason.

B.           Short-dated (less than seven (7) months expiration dating), outdated, or seasonal product and items purchased on a “special order” basis, including non-stock and drop ship items.

C.           Any sterile or refrigerated Merchandise, unless Cardinal Health is specially assured that such Merchandise was properly stored and protected at all times and such Merchandise is returned separately in a package marked as such and accompanied by a separate credit request form.

D.           Any low stability product, including Epogen™, Eminase™, or other products which are usually sensitive to temperature and handling conditions.

E. Any product not intended for return to a wholesaler in accordance with the return policies of the applicable manufacturer.

Product in “unmerchantable condition” may generally be returned to vendors (a) with which Cardinal Health has a current relationship, (b) are not either insolvent or subject to a petition in bankruptcy, or (c) which do not have an outstanding balance due Cardinal Health at the date on which such Product is submitted for return (each such vendor, an “Active Manufacturer”). Unmerchantable Product may only be returned through the Third Party in accordance with the terms and conditions described in this policy. Cardinal Health will provide the Third Party with a current list of all Active Manufacturers. The Third Party must enter into a Confidentiality Agreement, in a form acceptable to Cardinal Health, prior to accepting any returns from Buyer.

Procedures for Returns

Buyer and Cardinal Health will notify each Active Manufacturer of their relationship as buyer/wholesaler. Buyer will send all returns of unmerchantable Product to the Third Party. The amount identified by the Third Party as the amount to which Buyer is entitled in exchange for the return will be determined in accordance with the return policy of the applicable Active Manufacturer as described in the Third Party’s database. Buyer will instruct the Third Party to provide Cardinal Health with documentation (either in paper or electronic format) to substantiate each debit memo submitted to Active Manufacturers on behalf of Buyer.

Buyer will instruct each Active Manufacturer to issue any and all credits to Cardinal Health for Merchandise that was purchased by Buyer from Cardinal Health and is returned through the Third Party in unmerchantable condition, and to reference the debit memo number corresponding to the debit memo prepared by the Third Party. Buyer and Cardinal Health acknowledge that Buyer will handle, without Cardinal Health’s involvement, all matters relating to returns to manufacturers with which Buyer has a direct contracting relationship (whether or not such manufacturer is an Active Manufacturer).

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Within thirty (30) days after Cardinal Health’s receipt of a report from the Third Party that details the debit memoranda submitted by the Third Party to Active Manufacturers during the applicable period, Cardinal Health shall pay to Buyer an amount equal to[***] of the returnable value of each debit memo submitted by the Third Party to an Active Manufacturer on behalf of Buyer during the applicable period. Each such payment shall be made to Buyer by Cardinal Health in the form of credit memo. The parties hereby expressly acknowledge and agree that, following such payment by Cardinal Health to Buyer for a given debit memo: (i) Buyer shall not be entitled to receive any credits that Cardinal Health receives from the Active Manufacturers with respect to such returns and (ii) that Buyer shall not be liable in the event that Cardinal Health does not receive credit (or adequate credit) from a given Active Manufacturer with respect to a given debit memo.

If Buyer directly receives any value from a manufacturer for Merchandise for which Buyer has received value from Cardinal Health under this Policy, Buyer shall provide written notice of such value to Cardinal Health within five (5) business days after receipt. Any such written notice shall identify: (i) the products for which value was received, (ii) the value received by Buyer for each such product, and (iii) the debit memo number corresponding to the original debit memo prepared by the Third Party that contained the products for which value was received. In such an instance, the amount of the value directly received by Buyer shall be deducted from the amount of the immediately following Third Party returns credit provided to Buyer by Cardinal Health under this Policy.

Cardinal Health will pay the Third Party directly for the Third Party’s fees associated with returns made by Buyer under this Returned Goods Policy for Unmerchantable Product. Buyer will promptly notify Cardinal Health of any material revisions to the agreement between Buyer and the Third Party.

To the extent that Buyer desires to return Product to a supplier which is not an approved Active Manufacturer, Cardinal Health will credit Buyer’s account only after Cardinal Health receives payment either through check, money order or wire transfer. If check, wire transfer or any other payment method is employed which does not guarantee Cardinal Health immediately available funds, Cardinal Health will credit Buyer’s account only upon receiving such funds in Cardinal Health’s account.

Buyer may not offset payments due from Buyer to Cardinal Health for Product purchases against any amounts Buyer deems are due and owing pursuant to this Third Party Returned Goods Policy.

Cardinal Health may modify this Third Party Returned Goods Policy in its reasonable discretion from time to time.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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EXHIBIT F

Compliance Representations and Warranties for Customers

______________________________ [Insert full, legal name of Customer] (“Customer”) represents and warrants that it:

1.          will abide by all applicable laws, rules, regulations, ordinances and guidance of the federal Drug Enforcement Administration (“DEA”), the states into which it dispenses or sells controlled substances and/or listed chemicals, and the states in which it is licensed, including, without limitation, all of the foregoing concerning the purchase, sale, dispensation, and distribution of controlled substances; and

2.          will not dispense or sell controlled substances and/or listed chemicals if it suspects that a prescription or drug order is not issued for a legitimate medical purpose or the actions conducted on the part of the prescriber or Customer and its employees are not performed in the normal course of professional practice.

In addition, Customer warrants that it understands that Cardinal Health is required by DEA regulations to report to the DEA suspicious orders of controlled substances and listed chemicals, and Customer agrees to act in good faith in assisting Cardinal Health to fulfill its obligations. To that end, Customer agrees that it will be alert for red flags of suspicious orders and listed chemicals, including, but not limited to:

1.          Numerous controlled substance prescriptions written for the same drugs, in the same quantities for the same time period by the same or different prescribers or group of prescribers for the same patient;

2.          Numerous controlled substance prescriptions written for the same person or several persons by the same prescriber or group of prescribers; and

3.          Numerous prescriptions written for the same patient by prescribers located in different states than the patient.

Customer agrees that if any of the above-noted or other red flags exist, it is prudent to contact the prescriber to validate the legitimacy of the prescription and/or to discontinue filling prescriptions from the prescriber, group of prescribers, or customer in question. In addition, the pharmacist should contact the State Board of Pharmacy or local DEA Diversion Field Office (see Appendix N, DEA Pharmacist’s Manual, 2010 Edition).

Customer acknowledges that Cardinal Health may provide a copy of this document to the DEA or any other state or federal regulatory agency or licensing board.

Customer hereby acknowledges and agrees that, notwithstanding any other provision herein, or any provision in any other agreement between Cardinal Health and the Customer, Cardinal Health may, in its sole discretion, immediately suspend, terminate or limit the distribution of controlled substances, listed chemicals, and other products monitored by Cardinal Health to the Customer at any time if Cardinal Health reasonably believes that the continued distribution of such products to the Customer may pose an unreasonable risk of the diversion of such products based on the totality of the circumstances and such other considerations as may be deemed relevant by Cardinal Health. In the event such action(s) occur and when requested by Buyer, Cardinal Health shall discuss with Buyer Cardinal Health’s reasons for suspending, terminating or otherwise limiting the distribution of controlled substances, listed chemicals or other products in an attempt to determine whether such restrictions may be mitigated.

The Customer further acknowledges and agrees that it will not file any claims against Cardinal Health, or any related entity, including legal and equitable claims, regarding any decision by Cardinal Health to suspend, limit or terminate its distribution of controlled substances, listed chemicals, and other products monitored by Cardinal Health to the Customer.

Agreed to by a duly authorized officer, partner, or principal of Customer:

Signature:	_________________________________________

Full Name (print):	_________________________________________

Title:	_________________________________________

Date:	__________________________________________

Please sign and return to: Cardinal Health; Attn: Anti-Diversion Group, Corporate QRA; 7000 Cardinal Place; Dublin; OH 43017 or Fax (614) 652-9631

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